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                                                              Exhibit 99.B-16(5)

                              Opinion re: Legality

ING LOGO
AMERICAS
US Legal Services

MICHAEL A. PIGNATELLA
COUNSEL
(860) 723-2239
FAX:  (860) 723-2216
Michael.Pignatella@us.ing.com

April 5, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Attention: Filing Desk

RE:    ING LIFE INSURANCE AND ANNUITY COMPANY
       POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON FORM S-2 PROSPECTUS TITLE: GUARANTEED ACCUMULATION ACCOUNT
       FILE NOs.: 333-104456

Dear Sir or Madam:

As Counsel to ING Life Insurance and Annuity Company, a Connecticut life insurance company (the "Company"), I have represented the Company in connection with the Guaranteed Accumulation Account (the "Account") available under certain variable annuity contracts and the S-2 Registration Statement relating to such Account.

In connection with this opinion, I have reviewed Post-Effective Amendment No. 1 to the Registration Statement on Form S-2 relating to such Account, including the prospectus, and relevant proceedings of the Board of Directors.

Based upon this review, and assuming the securities represented by the Company are issued in accordance with the provisions of the prospectus, I am of the opinion that the securities, when sold, will have been legally issued, and will constitute a legal and binding obligation of the Company.

Hartford Site                       ING North America Insurance Corporation
151 Farmington Avenue, TS31
Hartford, CT 06156-8975

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I further consent to the use of this opinion as an exhibit to Post-Effective
Amendment No. 1 to the Registration Statement.

Sincerely,

/s/ Michael A. Pignatella

Michael A. Pignatella
Counsel